SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13,1997



                 FRANKLIN FINANCIAL SERVICES CORPORATION
      (Exact name of registrant as specified in its charter)

 Pennsylvania                       0-12126               23-144083
 (State or other jurisdiction    (Commission        (IRS Employer
 of incorporation)            File Number)           Ident. No.)


20 South Main Street, Chambersburg,PA                17201
(Address of principal executive office)         (Zip Code)


Registrant's telephone number, including area code    (717) 264-6116

                               N/A
 (Former name or former address, if changes since last report)

























Item 5.      Other Events.

     The press release of Franklin Financial Services Corporation dated November 13,1997 and attached hereto as Exhibit 99, relates to the declaration of a $1.00 per share special cash dividend and to the declaration of a 3 for 2 stock split in the form of a stock dividend, is incorporated by reference.


Item 7.      Financial Statements and Exhibits.


    Exhibits

     The following exhibits are filed herewith:

     Number              Description                   Page Number

       99           Press Release, dated November 13,       3
                    1997, of Franklin Financial
                    Services Corporation


                         Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FRANKLIN FINANCIAL SERVICES CORPORATION


                         By:
                              William E. Snell, Jr., President
                              and Chief Executive Officer



Dated: November 13, 1997

News Release - November 13, 1997
FRANKLIN FINANCIAL SERVICES CORPORATION
Kenneth C. Ditzler (717) 261-3665



          Franklin Financial declares 3 for 2 Stock Split and Special Cash Dividend

     (Chambersburg, PA) --- Franklin Financial Services Corporation, the bank holding company of F&M Trust Company, today announced that its board of directors has declared a 3 for 2 stock split in the form of a fifty percent (50%) stock dividend and a special cash dividend of $1.00 per share.

     The special cash dividend of $1.00 per share is payable on January 21, 1998 to shareholders of record as of the close of business on January 7, 1998.

     The 3 for 2 stock dividend in the form of a 50% stock dividend is payable February 3, 1998 to shareholders of record as of the close of business on January 13, 1998. Under this stock split in the form of a stock dividend, one additional share of Franklin Financial common stock will be issued for every two shares held by a shareholder on the record date.

     In addition, the board of directors has declared a $0.15 per share cash dividend for the first quarter of 1998, representing an increase of approximately 2.3% in the quarterly cash dividend on a split-adjusted basis. The first quarter dividend will be payable February 27, 1998 to shareholders of record on February 12, 1998.

     "The payment of the one-time special cash dividend is made possible by our strong capital position and reflects our continuing commitment to enhancing long-term shareholder value," commented William E. Snell, Jr., president and chief executive officer. "We are delighted with the stock split and we believe that it will be well received by our shareholders. The stock split and the resulting increase in our regular quarterly cash dividend is the reflection of our strong financial position and the successful implementation of our long-term strategy of profitable growth."

     Franklin Financial Services Corporation is a Chambersburg, Pennsylvania based bank holding company with assets of approximately $351 million at September 30, 1997. Its wholly-owned subsidiary, F&M Trust Company, is an independent community bank which operates 12 community banking offices in Franklin and Cumberland counties.